Exhibit 3

AMENDED AND RESTATED BYLAWS OF
HEMAGEN DIAGNOSTICS, INC.

ARTICLE 1
OFFICES

Section 1.1  Registered Office.  The registered office of the corporation shall be at the Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

Section 1.2  Principal Office.  The principal office of the corporation shall be at 9033 Red Branch Road, Columbia Maryland, 21045, or at such other place, both within and without the states of Delaware and Maryland, as the Board of Directors may from time to time determine or as the business of the corporation may require.

Section 1.3  Additional Offices.  The corporation may also have offices at such other places, both within and without the states of Delaware and Maryland, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE 2
STOCKHOLDERS

Section 2.1  Annual Meeting.  An annual meeting of the stockholders shall be held to elect directors whose terms expire at that meeting and to transact such other business as may properly be brought before the meeting.  The annual meeting shall be held on the date and at the time designated by the Board of Directors and shall be held at the corporation’s principal office or another place designated by the Board of Directors.

Section 2.2  Special Meetings.

(a)           Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the corporation’s Certificate of Incorporation, as it may be amended or restated from time to time (the “Certificate”), by the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors or of the stockholders of record owning a majority of the shares of capital stock of the corporation issued and outstanding and entitled to vote.

(b)           In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called, one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the requisite amount of stockholders of record of the corporation (each a “Record Stockholder”) (or their duly authorized agents) and must be delivered to the Secretary at the principal office of the corporation by registered mail, return receipt requested.  Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such Record Stockholder (or duly authorized agent) signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the corporation’s stock ledger, of each Record Stockholder signing the Special Meeting Request (or on whose behalf the Special Meeting Request is signed) and (B) the class, if applicable, and the number of shares of common stock of the corporation that are owned of record and beneficially by each such Record Stockholder, (iv) include documentary evidence of each such Record Stockholder’s record and beneficial ownership of such stock, (v) describe all arrangements or understandings between each such Record Stockholder and any other person or persons regarding the Stockholder Requested Special Meeting, (vi) set forth all information relating to each such Record Stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (vii) contain the information required by Section 2.7 of these bylaws as though each such Record Stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders.  Any requesting Record Stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal office of the corporation.

(c)           A stockholder’s written demand for a special stockholders’ meeting may be revoked by a writing to that effect received by the corporation before the delivery to the corporation of demands sufficient in number to require the holding of a special stockholders’ meeting.

(d)           Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special stockholders’ meeting.

(e)           Special stockholders’ meetings shall be held at the corporation’s principal office or at another place designated by the Board of Directors.

(f)           The notice of any special stockholders’ meeting shall include the purpose for which the meeting is called.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any Record Stockholder at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in Section 2.7(c)(i) and (iii) of these bylaws.  Nominations by any Record Stockholder of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Record Stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal office of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall an adjournment or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice.  A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a Record Stockholder in accordance with the notice procedures set forth in this Article 2.

(g)           Notwithstanding the foregoing provisions of this Section 2.2, a Record Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2.  Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule14a-8 under the Exchange Act.

(h)           The Secretary shall not be required to call a Stockholder Requested Special Meeting if (i) the Board of Directors calls an annual or special meeting of stockholders to be held not later than 60 days after the date on which valid Stockholder Meeting Request(s) signed by the requisite percent of record holders have been delivered to the Secretary (the “Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified in the Special Meeting Request(s) or (ii) an annual or special meeting was held not more than 12 months before the Delivery Date, which included the purpose(s) specified in the Special Meeting Request(s), with such determination being made in good faith by the Board of Directors.

Section 2.3  Notice of Stockholders’ Meetings.

(a)           At least 10 days (unless a longer period is required by law), but not more than 60 days, or, in the case of a special meeting called by the stockholders in accordance with Section 2.2 of these bylaws, 45 days before any meeting of stockholders, the Secretary of the corporation shall notify all stockholders entitled to vote at the meeting of the date, time, and place of the meeting.  Written notice of an annual or special stockholders’ meeting is given (i) when mailed postage prepaid and correctly addressed to the stockholder’s address shown on the corporation’s record of stockholders on the applicable record date, or (ii) when electronically transmitted to the stockholder in a manner authorized by the stockholder.

(b)           The notice of an annual meeting need not include a description of the purpose of the meeting, unless action is to be taken at the meeting as to which notice is expressly required by law or the certificate of incorporation.  Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

(c)           When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time, and place are announced at the meeting at which the adjournment is taken; however, if a new record date is fixed for the adjourned meeting, notice of the date, time, and place of the adjourned meeting shall be given.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.  If a stockholders’ meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors must fix a new record date.

Section 2.4  Attendance as Waiver.  A stockholder’s attendance at a meeting, in person or by proxy, waives such stockholder’s right to object to (a) lack of notice or defective notice of the meeting, unless, at the beginning of the meeting, the stockholder objects to holding the meeting or transacting business at the meeting, and (b) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

Section 2.5  Record Date.

(a)           The Board of Directors may fix a future date as the record date for the determination of stockholders (i) entitled to notice of and to vote at a stockholders’ meeting, (ii) to demand a special meeting, (iii) to receive a dividend or other distribution, (iv) to receive or exercise subscription or other rights, (v) to participate in a reclassification of shares, or (vi) to make a determination of stockholders for any other purpose.  The record date may be not more than 60 days and, if fixed for the purpose of determining stockholders entitled to notice of and to vote at a meeting, not fewer than 10 days, before the date on which the meeting is to be held, dividend or other distribution is to be paid, subscription or other rights are to be received or exercised, or the reclassification is to be effective, or other action requiring the determination of stockholders is to be taken.

(b)           If the Board of Directors does not fix a record date (i) stockholders entitled to notice of and to vote at a meeting are those that are record holders at the close of business on the day before the first notice of the meeting is mailed, and (ii) for any purpose other than a meeting, the record date shall be the close of business on the day on which the Board of Directors adopts the resolution relating to the action.

(c)           A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; however, the Board of Directors may fix a new record date for the adjourned meeting and must do so if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(d)           In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless the Board of Directors has previously fixed a record date pursuant to the first sentence hereof).  If no record date has been fixed by the Board of Directors pursuant to the first sentence hereof or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is required by the Delaware General Corporation Law (“DGCL”), shall be the first date on which a signed written consent stating the action taken or proposed to be taken is delivered to the corporation by delivery to its registered agent at its registered office in the State of Delaware or to the Secretary of the corporation at its principal office.  Delivery shall be by hand, by certified or registered mail, return receipt requested, or by electronic transmission.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking the prior action.

Section 2.6  List of Stockholders at Stockholder Meetings.

(a)           After fixing a record date for a meeting of stockholders, the corporation shall prepare an alphabetical list of the names of all its stockholders that are entitled to notice of the meeting.  The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder.  The stockholders’ list shall be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.  During regular business hours in the period that the list is available for inspection, a stockholder or a stockholder’s agent or attorney is entitled on written demand to inspect and, subject to the requirements of the DGCL, copy the list at the stockholder’s expense.

(b)           The corporation shall make the stockholders’ list available at the meeting, and any stockholder or a stockholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof.

Section 2.7  Advance Notice of Nominations and Proposals of Business.

(a)           Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Record Stockholder at the time of the giving of the notice required in subsection (b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.  For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

(b)           For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) of the foregoing paragraph, (i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and (ii) any such business must be a proper matter for stockholder action under the DGCL.  To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal office of the corporation not less than 60 or more than 90 days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this subsection (b), if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.  In no event shall an adjournment or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice.

(c)           Such Record Stockholder’s notice shall set forth:

(i)           if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, (A) a description of all direct and indirect compensation and other material monetary and non-monetary agreements, arrangements and understandings during the past three (3) years and any other material relationships between or among the Record Stockholder submitting the notice and any Stockholder Associated Person acting in concert with such person, on the one hand, and each proposed nominee and any Stockholder Associated Person acting in concert with such nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the nominating Record Stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any Stockholder Associated Person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, and (B) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

(ii)           as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Stockholder, the beneficial owner, if any, on whose behalf the proposal is made and any “Stockholder Associated Person” as defined in paragraph (h) of this Section 2.7; and

(iii)           as to (A) the Record Stockholder giving the notice; (B) the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (C) and any “Stockholder Associated Person” as defined in paragraph (h) of this Section 2.7 (each, a “party”):

(1)           the name and address of each such party;

(2)           (A) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation, (D) any short interest in any security of the corporation held by each such party (for purposes of this Section 2.7, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and

(3)           any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

(d)           A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with this  Section 2.7 or (ii) the person is nominated by or at the direction of the Board of Directors.  Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.  The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e)           For purposes of this Section 2.7 and Section 2.2(f) of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f)           If information submitted by any person in connection with a nomination or proposal of business pursuant to this Section 2.7 shall be inaccurate or materially misleading, such information may be deemed not to have been provided in accordance with this Section 2.7.  Any person submitting information in connection with a nomination or proposal of business pursuant to this Section 2.7 shall provide (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any such information, submitted by such person pursuant to this Section 2.7; and (ii) a written update of any information previously submitted by such person pursuant to this Section 2.7 as of an earlier date so that the information provided or required to be provided in such notice pursuant to this Section 2.7 shall be true, correct and complete as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof.  If the person fails to provide such written verification or a written update within such period, the information as to which written verification or a written update was required may be deemed not to have been provided in accordance with this Section 2.7.  Only such nominations and proposals of business made in accordance with the procedures set forth in this Section 2.7 shall be eligible to be brought before the meeting.  The presiding officer at any annual or special meeting shall have the power to determine whether a nomination or proposal of business was made in accordance with this Section 2.7, and, if any nomination of proposal of business is not in compliance with this Section 2.7, to declare at the meeting or otherwise provide notice to such person that such nomination or proposal of business shall be disregarded.

(g)           Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.7.  Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h)           For the purposes of this Section 2.7 “Stockholder Associated Person” shall mean (i) any person controlling, directly or indirectly, or acting in concert with, or having any contacts, plans, understandings or arrangements with respect to the corporation with such Record Stockholder; (ii) any beneficial owner of a Derivative Instrument or shares of stock of the corporation owned of record or beneficially by such Record Stockholder, and (iii) any person controlling, controlled by or under common control with such person.  As used in these bylaws, “person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated  organization or any other entity or group (as defined in Section 13(d)(3) of the Exchange Act.

Section 2.8  Quorum.

(a)           Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(b)           Once a share is represented for any purpose at a meeting, it is present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 2.9  Voting.

(a)           Except as otherwise required by law or the Certificate, each stockholder of record shall be entitled to one vote for each share of capital stock registered in the name of such stockholder on the books of the corporation.  Except as otherwise required by law or the Certificate, at any meeting at which a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

(b)           Section 3.2 governs the election of directors.

(c)           Voting on all substantive matters shall be by share vote.  Voting on procedural matters may, in the discretion of the chair, be by voice vote or by share vote.  Every share vote shall be taken by ballots, which shall include the name of the stockholder or proxy voting and the other information that may be required under procedures established by the chair for the conduct of the meeting.

(d)           If the Certificate or the DGCL provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that group as provided in subsection (a) above.

(i)           If the vote of two or more voting groups on a matter is required by the Certificate or the DGCL, action on that matter is taken only when voted upon by each voting group counted separately as provided in subsection (a) above.  Action may be taken by one voting group on a matter even though no action is taken at that time by another voting group entitled to vote on the matter.

Section 2.10  Proxies.

(a)           At any meeting of the stockholders, every stockholder having the right to vote or such stockholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for such stockholder by signing an appointment form or by an electronic transmission that contains or is accompanied by information from which one can determine that the stockholder, the stockholder’s agent, or the stockholder’s attorney-in-fact authorized the electronic transmission.

(b)           The appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the person authorized to tabulate votes.  Receipt of a facsimile transmission of a complete reproduction of the entire appointment form constitutes receipt of the appointment form for purposes of this section.  An appointment is valid for 11 months unless a longer period is expressly provided in the appointment.

(c)           Subject to the DGCL and to any express limitation on the proxy’s authority stated in the appointment form or electronic transmission, the corporation is entitled to accept the proxy’s vote or other action as that of the stockholder making the appointment.

Section 2.11  Conduct of Meetings.

(a)           At each meeting of stockholders, a chair shall preside.  The chair shall be the Chairman of the Board or, in the absence of the Chairman of the Board, the President or, in the absence of the President, such other person as may be appointed by the Board of Directors.  In the absence of the Secretary of the corporation, the secretary of the meeting shall be the person the chair appoints.

(b)           The chair shall determine the order of business and shall establish and enforce rules for the conduct of the meeting.  When rules are established in anticipation of the meeting, the corporation shall advise the attending stockholders of this either before or at the beginning of the meeting.

(c)           The chair shall announce at the meeting when the polls close for each matter voted upon.  If no announcement is made, the polls shall close upon the final adjournment of the meeting.  After the polls close, no ballots, proxies, votes or revocations or changes thereto may be accepted.

(d)           The chair shall have the power to adjourn the meeting to another date, time or place.

Section 2.12  Inspectors of Election.

(a)           The corporation shall appoint one or more inspectors to act at a meeting of stockholders and make a written report of the inspectors’ determinations with respect to the number of shares outstanding and the voting power of each, the shares represented at a meeting, the validity of proxies and ballots, the counting of all votes and the determination of all results.  Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.

(b)           An inspector may be an officer or employee of the corporation.  Any corporation appointing an inspector may designate one or more persons as alternate inspectors to replace any inspector who fails or is unable to act.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

Section 2.13  Written Consents.

(a)           In the event of the delivery, as required by law, to the corporation of the requisite written consent or consents to take corporate action or any related revocation or revocations, the corporation shall engage inspectors of election for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until the date on which the inspectors certify to the corporation that the consents properly delivered to the corporation represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this section shall be construed to suggest or imply that the Board of Directors or any stockholder is not entitled to contest the validity of any consent or revocation thereof, whether before or after the certification by the inspectors, or to take any other action (including without limitation the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in the litigation).

(b)           Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent received according to the DGCL, a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the corporation as required by law.

ARTICLE 3
BOARD OF DIRECTORS

Section 3.1   Number, Tenure and Classification.

(a)           Subject to the rights of the holders of any voting group with respect to the election of directors, the number of members of the Board of Directors shall be fixed from time to time by a resolution adopted by the Board of Directors, such number of directors being no less than one.  The directors shall be divided into three (3) classes, as nearly equal in number as possible.

Section 3.2  Election of Directors.

(a)           At each annual meeting of stockholders, the stockholders shall elect directors to succeed those directors whose terms expire, each of whom shall hold office until the third succeeding annual stockholders’ meeting thereafter is held and the director’s successor is elected and qualified or there is a decrease in the number of directors;

(b)           In the election of directors:

(i)           each vote entitled to be cast may be voted for or against up to that number of candidates that is equal to the number of directors to be elected, or a stockholder may indicate an abstention; and

(ii)           to be elected, a nominee must have received a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Section 3.3  Resignation.  A director may resign at any time on written notice to the Board of Directors, the Chairman of the Board or the President or Secretary of the corporation.  A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 3.4  Vacancies.

(a)           Subject to the rights of the holders of any voting group with respect to the election of directors, if a vacancy occurs in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the stockholders or the Board of Directors may fill the vacancy.  If the remaining directors constitute less than a quorum, they may, by vote of a majority remaining in office, fill any vacancy on the Board of Directors.

(b)           The term of any director elected by the Board of Directors to fill a vacancy shall expire at the next annual stockholders’ meeting at which directors are elected.

(c)           Despite the expiration of a director’s term, the director continues to serve until the director’s successor is elected and qualifies or until there is a decrease in the number of directors.

(d)           No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3.5  Place of Meetings.  The meetings of the Board of Directors shall be held at the corporation’s principal office or at such other place in or outside Delaware or Maryland as the Board of Directors from time to time designates by resolution or as fixed in the notice of the meeting.

Section 3.6  Annual Meeting.  The first meeting of each newly-elected Board of Directors shall be held following adjournment of the annual stockholders’ meeting at the corporation’s principal office or at such other place as the Board of Directors may determine, and no notice of that meeting is required to be given in order legally to constitute the meeting.

Section 3.7  Regular Meetings; Notice.  Regular meetings of the Board of Directors may be held at such places in or outside of Delaware or Maryland and on the dates and at such times as shall have been established by the Board of Directors and publicized among all directors.  No notice of a regular meeting of the Board of Directors which has been so publicized is required.

Section 3.8  Special Meetings; Notice.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or on the written request of a majority of the Board of Directors.  Notice of the date, time, and place of any special meeting must be given to each director.  Except as the corporation and the director may have otherwise agreed, notice is given to a director when (i) it is (a) delivered personally to the director, orally, either in person or by telephone, or in writing, or (b) sent by electronic transmission, either by facsimile or e-mail, in each case at least 24 hours before the time of the meeting, or (ii) deposited in the United States mail, postage prepaid and addressed to the director’s residence or usual place of business, at least five days before the date of the meeting.  The notice need not describe the purpose of the special meeting.

Section 3.9  Quorum; Adjournments.  A majority of the number of directors prescribed is necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present constitutes the act of the Board of Directors.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when a corporate action is taken is deemed to have assented to the action taken unless (1) the director objects at the beginning of the meeting or promptly upon the director’s arrival to holding the meeting or transacting business at the meeting, (2) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (3) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.10  Conduct of Meeting.  At any meeting of the Board of Directors business shall be transacted in the order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these bylaws or in the Certificate or required by law.

Section 3.11  Action by Consent.  Any action that may be taken at a meeting of the Board of Directors may be taken if all directors consent in writing or by electronic transmission.  Action taken under this section is effective when the written consents or electronic transmissions of all directors are delivered to the corporation, unless a different effective date is specified therein.

Section 3.12  Participation in Meetings by Conference Telephone or Other Communications Equipment.  Members of the Board of Directors may participate in and be present at any meeting of the Board of Directors by means of conference telephone or similar communications equipment if all persons participating in the meeting can simultaneously hear one another.  Participation in a meeting by this means constitutes presence in person at the meeting.

Section 3.13  Waiver of Notice.  A director may waive any required notice before or after the date and time stated in the notice.  A waiver of notice must be in writing, signed by the director and filed with the minutes or corporate records.  A director’s attendance at or participation in a meeting waives any required notice to the director unless at the beginning of the meeting or promptly upon the director’s arrival, the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.14  Director Compensation.  Unless otherwise restricted by the Certificate, the Board of Directors may fix the compensation of the directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid other compensation as directors.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of any board committee may be compensated for their committee service.

ARTICLE 4
COMMITTEES

Section 4.1  Designation.

(a)           The Board of Directors may by resolution designate one or more committees, each committee to consist of two or more directors.  The Board of Directors may designate other directors as alternate members of any committee and may at any time fill vacancies in, change the membership of and discharge any committee.  In the absence or disqualification of any member of any committee and any alternate member in the committee member’s place, the member or members present at the meeting and not disqualified from voting, whether the member or members constitute a quorum, may by unanimous vote appoint another director to act at the meeting in the place of the absent or disqualified committee member.

(b)           To the extent provided by resolution of the Board of Directors or these bylaws, a committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation; however, no committee shall:

(i)           authorize or approve distributions except according to a formula or method, or within limits, prescribed by the Board of Directors;

(ii)           approve or propose to stockholders action that the DGCL requires to be approved by stockholders;

(iii)           fill vacancies on the Board of Directors or, except as provided in Section 4.1, on any of its committees; or

(iv)           adopt, amend or repeal bylaws.

The creation of a committee and appointment of its members must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required to take action under Section 3.9 and Section 3.10.  Sections 3.7 through 3.12, which govern meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

Section 4.2  Committee Rules.  Unless the Board of Directors provides otherwise, each committee of the board may make, alter, and repeal rules for the conduct of its business.  Each committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

Section 4.3  Executive Committee.  The Board of Directors may have an Executive Committee.  The Executive Committee shall have the authority to:

(i)           Exercise the powers of the Board of Directors except as limited by Section 4.1.

(ii)           Perform such other duties and exercise such other powers as may be expressly delegated to it by the Board of Directors.

Section 4.4  Other Committees.  The Board of Directors may establish such other standing or special committees of the Board of Directors as it may deem advisable, consisting of not less than two directors.  The members, terms, and authority of any such committee shall be as stated in the resolutions establishing the same.

ARTICLE 5
OFFICERS

Section 5.1  Designations.  The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as may be appointed from time to time in accordance with these bylaws.  The same individual may simultaneously hold more than one office.  The salaries of officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors, by a committee of the Board of Directors, or by one or more officers designated by resolution of the Board of Directors.

Section 5.2  Appointment of Officers.  At the annual meeting of the Board of Directors, or at any other time when there is a vacancy in an office, the Board of Directors shall appoint the required officers of the corporation, each of whom shall serve for one year or until the officer’s successor is elected and has qualified.  The Board of Directors also may appoint such other officers of the corporation as it may deem necessary; or it may vest the authority to appoint other officers in the President or such other of the officers of the corporation as it deems appropriate, subject in all cases to the direction of the board.

Section 5.3  Removal, Resignation and Vacancies.  Any officer of the corporation may be removed, with or without cause, at any time by action of the Board of Directors.  Such removal shall not affect the officer’s contract rights, if any, with the corporation.  Any officer may resign at any time upon written notice to the corporation.  A resignation is effective when the notice is delivered unless the notice specifies a later effective time.  Any vacancy occurring in any office may be filled for the unexpired portion of the term by the Board of Directors.  If a resignation is made effective as of a future date and the corporation accepts the resignation, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

Section 5.4  Duties and Powers of Officers.  The officers of the corporation shall have such executive, supervisory and management functions, duties and powers as are provided in these bylaws or prescribed from time to time by resolution of the Board of Directors, or by direction of an officer authorized by the Board of Directors to prescribe the duties of another officer or other officers.

Section 5.5  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.  The Chairman of the Board shall have such other powers and duties as may be delegated to the Chairman of the Board from time to time by the Board of Directors.

Section 5.6  President.  The President shall be the chief executive officer of the corporation and, subject to the direction of the Board of Directors, shall have general charge of the business affairs and property of the corporation and general supervision over its officers, employees, and agents.  The President shall perform all duties incident to the office of

President and shall see that all orders and resolutions of the Board of Directors are performed.  The President or any other officer of the corporation appointed or designated by the President (and such other officers as are authorized by resolution of the Board of Directors) may execute bonds, notes and other evidence of indebtedness, mortgages, contracts, leases, and other agreements xcept where such documents are required by law to be otherwise signed, and except where the signing thereof is exclusively delegated to some other officer or employee of the corporation by the Board of Directors.  In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.

Section 5.7  Vice Presidents.  Each Vice President shall have the powers and duties delegated to that Vice President by the Board of Directors.  One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.8  Secretary.  The Secretary shall act as secretary of all meetings of the Board of Directors and thfe stockholders of the corporation.  When requested, the Secretary shall also act as secretary of the meetings of the committees of the board.  The Secretary shall cause the minutes of all such meetings to be kept and preserved.  The Secretary shall see that all notices required to be given by the corporation are duly given and served; shall have custody of the seal of the corporation; shall have custody of all deeds, leases, contracts and other important corporate documents; shall see that all reports, statements and other documents (except tax returns) required by law to be filed are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the President.  The Secretary shall have custody of the seal of the corporation and shall have authority to affix it to any instrument requiring it and to attest the affixing thereof by signature, provided; however, that Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by signature.

Section 5.9  Treasurer.  The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds.  The Treasurer shall be responsible for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors or the President.

Section 5.10  Duties of Other Officers.  Any other officers of the corporation designated by the Board of Directors shall have such powers and perform such duties as may from time to time be prescribed by these bylaws, the Board of Directors or any other officer authorized to prescribe such duties.

Section 5.11  Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the President or any officer of the corporation authorized by the President may exercise any right to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders or equity holders of, or with respect to any action of stockholders or equity holders of, any other corporation or entity that the corporation may possess by reason of its ownership of securities or interests in the other corporation or entity.

Section 5.12  Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 6
INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 6.1  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact (a) that he or she is or was a director or officer of the corporation, or (b) that he or she, being at the time a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ and other professionals’ fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith (“Losses”).  To the extent any of the indemnification provisions set forth in this Article 6 prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the corporation to the fullest extent not prohibited by applicable law.  Without diminishing the scope of indemnification provided by this Section 6.1, such persons shall also be entitled to the further rights set forth below.

Section 6.2  Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to the terms and conditions of this Article 6, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer or employee of the corporation, or, being at the time a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 6.3  Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to the terms and conditions of this Article 6, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the corporation, or being at the time a director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.4  Authorization of Indemnification.  Any indemnification under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 6.1 or set forth in Section 6.2 or 6.3, as the case may be.  Such determination shall be made in a reasonably prompt manner (a) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors, (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (c) by the stockholders or (d) as the DGCL may otherwise permit.  To the extent, however, that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 6.5  Good Faith Defined.  For purposes of any determination under Section 6.4, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, (b) the advice of legal counsel for the corporation or another enterprise, or (c) information or records given or reports made to the corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the corporation or the other enterprise.  The provisions of this Section 6.5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

Section 6.6  Proceedings Initiated by Indemnified Persons.  Notwithstanding any provisions of this Article 6to the contrary, the corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article 6 in connection with any Proceeding (or portion thereof) initiated against the corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 6.7.

Section 6.7  Indemnification By a Court.  Notwithstanding any contrary determination in the specific case under Section 6.5, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 6.1, 6.2 or 6.3.  Notice of any application for indemnification pursuant to this Section 6.7 shall be given to the corporation promptly upon the filing of such application.

Section 6.8  Losses Payable in Advance.  Losses related to expenses (including attorneys’ fees) reasonably incurred by a current or former officer or director in defending any threatened or pending Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article 6.  Such Losses shall be reasonably documented by the current or former officer or director and required payments shall be made promptly by the corporation.  Such Losses incurred by other employees may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.9  Non-exclusivity, Vesting and Survival of Indemnification and Advancement Rights.  The indemnification and advancement of expenses provided by or granted pursuant to this Article 6shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, these bylaws, any agreement, contract, vote of stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise.  The provisions of this Article 6 shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1, 6.2 or 6.3 but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.  The rights conferred and remedies created by this Article 6 shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person.  The rights conferred and remedies created in this Article 6 shall be contract rights and remedies deemed to come into existence and vest, without the need for further documentation, as to a director or officer of the corporation, when that director or officer of the corporation takes office or is appointed or elected and begins serving.  These rights and remedies may be enforced by such director or officer as a third party beneficiary of these bylaws.  Such rights and remedies and the director’s or officer’s right to enforce same, shall continue to exist after any amendment (whether by operation of law, merger or otherwise), repeal, rescission or restrictive modification of this Article 6 with respect to events occurring prior to such amendment, repeal, rescission or restrictive modification.  Notwithstanding Section 9.6 of these bylaws, any amendment (whether by operation of law, merger or otherwise), alteration or repeal of this Article 6 that adversely affects any right or remedy of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding (or portion thereof) involving the occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration, or repeal.  Subject only to limitation on the right of any person to indemnification contained in the DGCL, in the event there is a conflict between the provisions of the corporation’s Certificate, these bylaws, a resolution of the stockholders or any agreement or other source of indemnification pursuant to which the person claiming a right of indemnification is covered, the broadest possible right to indemnification shall apply.  No rights are conferred in this Article 6 for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the corporation) in any capacity other than as explicitly set forth herein.

Section 6.10  Meaning of Certain Terms in Connection with Employee Benefit Plans, etc.  For purposes of this Article 6, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the corporation” shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article 6.

ARTICLE 7
AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS

Section 7.1  Affiliated Transactions.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation and any other corporation, partnership, association or other organization in which one or more if its directors or officers are directors or officers or have a financial interests, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

(a)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are otherwise known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are otherwise known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c)           The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors or of a committee thereof which authorizes the contract or transaction.

Section 7.2  Determining Quorum.  Common or interest directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes a contract or transaction pursuant to this Article 7.

ARTICLE 8
SHARES

Section 8.1  Certificates.  The Board of Directors may authorize the issuance of some or all shares without certificates.  Any certificate must be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, state the number and class (and series, if any) of shares owned by the stockholder and contain such other information as required by law.  Any or all signatures on the certificate may be a facsimile.  If any officer, transfer agent or registrar who signs or whose facsimile signature is placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 8.2  Record Ownership.  The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the corporation.  The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the DGCL.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation whether represented by certificates or in uncertificated form.

Section 8.3  Lost, Stolen, or Destroyed Certificates.  The corporation may issue a new certificate or certificates for shares in place of any certificate or certificates issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  The corporation may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as the Chairman of the Board, President or Board of Directors deems appropriate as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

Section 8.4  Registration of Transfers.  Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall have a new certificate issued to the person entitled thereto, have the old certificate canceled, and have the transaction recorded on its books.

ARTICLE 9
MISCELLANEOUS

Section 9.1  Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the corporation, the year of its incorporation, and the words “Corporate Seal” and “Delaware,” which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 9.2  Dividends.  Subject to the provisions of the DGCL and the Certificate, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the corporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 9.3  Reliance upon Books, Reports, and Records.  Each director of the corporation and each member of any committee designated by the Board of Directors shall, in the performance of such director’s or committee member’s duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

Section 9.4  Fiscal Year.  The fiscal year of the corporation shall end on September 30 of each year, unless a different date shall be as fixed by the Board of Directors at any time.

Section 9.5  Time Periods.  In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 9.6  Amendments.  The Board of Directors may make new bylaws and amend or repeal these bylaws (including bylaws previously made or amended by the stockholders unless the stockholders have prohibited such amendment or repeal).  Action on any amendment or repeal may be taken at any regular or special meeting of the Board of Directors by vote of a majority of the number of directors prescribed in Article 3 subject, however, to the power of the stockholders at any annual or special meeting to make new bylaws, and to amend or repeal bylaws made by the Board of Directors.

Adopted:  March 23, 2010